Exhibit 99.1

MEDIA CONTACT:                                                                          ANALYSTS CONTACT:
Pat D. Hemlepp                                                                                     Bette Jo Rozsa
Director, Corporate Media Relations                                                      Managing Director, Investor Relations
614/716-1620                                                                                       614/716-2840

FOR IMMEDIATE RELEASE

AEP REVISES 2009 ONGOING EARNINGS GUIDANCE,
LOWERS CAPITAL SPENDING PLAN FOR 2010

COLUMBUS, Ohio, March 30, 2009 – American Electric Power (NYSE: AEP) has revised its 2009 ongoing earnings guidance, establishing a guidance range of between $2.75 and $3.05 per share. The revised guidance recognizes current operating and economic factors and reflects dilution from the company’s planned issuance of new equity.
Ongoing earnings represent earnings from continuing operations, which exclude special or one-time items included in the earnings prepared in accordance with Generally Accepted Accounting Principles.
The previous 2009 ongoing earnings guidance range, announced in November 2008, was between $3.00 and $3.40 per share. The company is not providing guidance for 2010 or beyond at this time.
“When we established a relatively wide range for 2009 guidance in November, we committed to make a revision once we knew the outcome of the regulatory decision on our Electricity Security Plan in Ohio and knew more about the impact the economic downturn was having on our operations,” said Michael G. Morris, AEP’s chairman, president and chief executive officer. “We received the Ohio order March 18. Even though we anticipate filing for rehearing on some elements of the decision, the order does significantly eliminate rate uncertainty in a state that is home to approximately 20 percent of our more than 5 million customers and contributes more than 30 percent of the retail revenues from our utility operations.
“In addition to the effect of dilution from our planned stock issuance, the ongoing economic downturn is a significant factor in our revised guidance,” Morris said. “Retail demand for electricity, primarily from our industrial customers, is down, which has a negative impact on earnings from our regulated utilities. The downturn’s impact is even greater on off-system sales – the wholesale sale of power from our generating units that isn’t needed to serve our utility customers. But all companies are facing similar economic issues. Our efficient, low-cost generation and our diverse industrial customer base position us to resume growth as the economy recovers.”
Recent rate increases in Ohio, Indiana, Oklahoma and Virginia will help offset some of the economic impact on earnings.
Cash flow for 2009 is negatively affected by increased fuel deferrals of approximately $360 million for the Ohio Companies and approximately $185 million for Appalachian Power. The cash flow impact of the deferrals is somewhat offset by $300 million in bonus depreciation included in the American Recovery and Reinvestment Act of 2009.
To address the revenue impact of the economic downturn, AEP is reducing its capital budget for 2010 to $1.8 billion from the previous planned capital budget of $3.4 billion. The reductions in capital spending for 2010 are spread across AEP’s utility operating companies in generation, transmission and distribution. Discretionary projects are being deferred until the economic climate warrants the additional investment.
The 2009 capital budget, which was reduced in October to approximately $2.6 billion from more than $3.3 billion, remains unchanged. The company intends to keep operations and maintenance spending for 2009 and 2010 unchanged from the 2008 level of $3.4 billion.
“The reductions in our capital budget and the tight controls on operations and maintenance spending will not affect our ability to reliably serve our customers in the near term,” Morris said.
AEP will continue construction of the John W. Turk Jr. Power Plant, a 600-megawatt coal-fueled plant in Arkansas scheduled for completion in 2012; the J. Lamar Stall Unit, a 500-megawatt natural-gas fueled plant in Louisiana scheduled for completion in 2010; and the carbon capture and storage project scheduled for completion in September at the Mountaineer Plant in West Virginia. AEP will continue pursuing necessary approvals for extra-high voltage transmission projects under development.
“The commercialization of carbon capture and storage technology and the development of a national extra-high voltage transmission system are important, both for AEP and for the nation, so we will continue our leadership in those areas,” Morris said.
“The nation and our customers are facing very difficult economic times, but we are making prudent spending decisions to protect our balance sheet, improve our liquidity, ensure that our credit ratings remain investment grade and maintain our access to capital markets,” Morris said. “These steps will position us to resume our growth as the economy improves.”
American Electric Power is one of the largest electric utilities in the United States, delivering electricity to more than 5 million customers in 11 states. AEP ranks among the nation’s largest generators of electricity, owning nearly 38,000 megawatts of generating capacity in the U.S. AEP also owns the nation’s largest electricity transmission system, a nearly 39,000-mile network that includes more 765-kilovolt extra-high voltage transmission lines than all other U.S. transmission systems combined. AEP’s transmission system directly or indirectly serves about 10 percent of the electricity demand in the Eastern Interconnection, the interconnected transmission system that covers 38 eastern and central U.S. states and eastern Canada, and approximately 11 percent of the electricity demand in ERCOT, the transmission system that covers much of Texas. AEP’s utility units operate as AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana and east Texas). AEP’s headquarters are in Columbus, Ohio.

---

This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: electric load and customer growth; weather conditions, including storms; available sources and costs of, and transportation for, fuels and the creditworthiness and performance of fuel suppliers and transporters; availability of generating capacity and the performance of AEP’s generating plants; AEP’s ability to recover regulatory assets and stranded costs in connection with deregulation; AEP’s ability to recover increases in fuel and other energy costs through regulated or competitive electric rates; AEP’s ability to build or acquire generating capacity (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms and to recover those costs (including the costs of projects that are canceled) through applicable rate cases or competitive rates; new legislation, litigation and government regulation, including requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions (including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance); resolution of litigation (including disputes arising from the bankruptcy of Enron Corp. and related matters); AEP’s ability to constrain operation and maintenance costs; the economic climate and growth or contraction in AEP’s service territory and changes in market demand and demographic patterns; inflationary and interest rate trends; volatility in the financial markets, particularly developments affecting the availability of capital on reasonable terms and developments impacting AEP’s ability to refinance existing debt at attractive rates; AEP’s ability to develop and execute a strategy based on a view regarding prices of electricity, natural gas and other energy-related commodities; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading markets; actions of rating agencies, including changes in the ratings of debt; volatility and changes in markets for electricity, natural gas, coal, nuclear fuel and other energy-related commodities; changes in utility regulation, including the implementation of the recently passed utility law in Ohio and the allocation of costs within regional transmission organizations; accounting pronouncements periodically issued by accounting standard-setting bodies; the impact of volatility in the capital markets on the value of the investments held by AEP’s pension, other postretirement benefit plans and nuclear decommissioning trust and the impact on future funding requirements; prices for power that AEP generates and sells at wholesale; changes in technology, particularly with respect to new, developing or alternative sources of generation; and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes and other catastrophic events.